Filed Pursuant to Rule 424(b)(3)
Registration No. 333-197767
DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
SUPPLEMENT NO. 4 DATED AUGUST 1, 2016
TO THE PROSPECTUS DATED MAY 2, 2016
This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated May 2, 2016, as supplemented by Supplement No. 1, dated May 16, 2016, Supplement No. 2, dated June 1, 2016, and Supplement No.3, dated July 1, 2016 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from July 1, 2016 through July 31, 2016, for each of our classes of common stock.
Monthly Pricing Information (unaudited)
Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from July 1, 2016 through July 31, 2016.

Date	NAV per Share
	Class E	Class A	Class W	Class I
July 1, 2016	$7.38	$7.38	$7.38	$7.38
July 5, 2016	$7.38	$7.38	$7.38	$7.38
July 6, 2016	$7.38	$7.38	$7.38	$7.38
July 7, 2016	$7.38	$7.38	$7.38	$7.38
July 8, 2016	$7.38	$7.38	$7.38	$7.38
July 11, 2016	$7.38	$7.38	$7.38	$7.38
July 12, 2016	$7.38	$7.38	$7.38	$7.38
July 13, 2016	$7.39	$7.39	$7.39	$7.39
July 14, 2016	$7.39	$7.39	$7.39	$7.39
July 15, 2016	$7.39	$7.39	$7.39	$7.39
July 18, 2016	$7.39	$7.39	$7.39	$7.39
July 19, 2016	$7.39	$7.39	$7.39	$7.39
July 20, 2016	$7.39	$7.39	$7.39	$7.39
July 21, 2016	$7.39	$7.39	$7.39	$7.39
July 22, 2016	$7.39	$7.39	$7.39	$7.39
July 25, 2016	$7.39	$7.39	$7.39	$7.39
July 26, 2016	$7.39	$7.39	$7.39	$7.39
July 27, 2016	$7.40	$7.40	$7.40	$7.40
July 28, 2016	$7.40	$7.40	$7.40	$7.40
July 29, 2016	$7.40	$7.40	$7.40	$7.40
On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.